Exhibit 5.1

Opinion of Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

March 30, 2018
Ryder System, Inc.,
11690 NW 105th Street,
Miami, Florida 33178-1103

Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) on Form S-3 (the “Registration Statement”) of (i) shares of common stock of Ryder System, Inc., a Florida corporation (the “Company”), par value $0.50 per share (the “Common Shares”), (ii) shares of preferred stock of the Company (the “Preferred Shares”), (iii) depositary shares or depository receipts representing Preferred Shares (the “Depositary Shares”), (iv) debt securities of the Company (the “Debt Securities”) to be issued pursuant to the Indenture, dated October 3, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor trustee to J.P. Morgan Trust Company, National Association, as may be supplemented from time to time (the “Indenture”), (v) warrants of the Company to purchase Debt Securities, Common Shares, Preferred Shares or Depositary Shares (the “Warrants”), (vi) contracts of the Company to purchase Common Shares or Preferred Shares (the “Stock Purchase Contracts”), and (vii) units consisting of a Stock Purchase Contract and the related Common Shares, Preferred Shares, Debt Securities, U.S. treasury securities or other U.S. government or agency obligations (the “Stock Purchase Units”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. The Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities”.
Upon the basis of such examination, it is our opinion that:
(1) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the Depositary Shares are to be issued have been duly established and the deposit agreements have been duly authorized, executed and delivered, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when the Preferred Shares represented by the Depositary Shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable and duly delivered to the applicable depositaries, and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Shares in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(2) Debt Securities. When the Registration Statement has become effective under the Act, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(3) Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which the Warrants are to be issued have been duly established and the warrant agreements have been duly authorized, executed and delivered, when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreements so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when the Debt Securities, Common Shares, Preferred Shares or Depositary Shares underlying the Warrants have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and when the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(4) Stock Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the Stock Purchase Contracts are to be issued have been duly established and the governing documents have been duly authorized, executed and delivered, when the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents, when the Common Shares or Preferred Shares underlying the Stock Purchase Contracts have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and when the Stock Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(5) Stock Purchase Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the Stock Purchase Units are to be issued have been duly established and the unit agreements have been duly authorized, executed and delivered, when the terms of the Stock Purchase Units and of their issuance and sale have been duly established in conformity with the unit agreements, when the Common Shares, Preferred Shares or Debt Securities underlying the Stock Purchase Units have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and when the Stock Purchase Units have been duly executed and authenticated in accordance with the unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Stock Purchase Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For purposes of this opinion, we have, with your approval, assumed that (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, (ii) the Indenture and any supplements thereto, each deposit agreement, each warrant agreement and any other applicable agreement has or will be duly authorized, executed and delivered by the Company insofar as Florida law is concerned, and (iii) the Securities will be duly authorized, issued and delivered by the Company insofar as Florida law is concerned.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified. We have assumed that the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ SULLIVAN & CROMWELL LLP

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